Exhibit 99.1

FOR IMMEDIATE RELEASE

INTER PARFUMS, INC. SIGNS EXCLUSIVE WORLDWIDE FRAGRANCE LICENSE FOR ROBERTO CAVALLI

New York, New York, July 10, 2023: Inter Parfums, Inc. (NASDAQ GS: IPAR) today announced that it has entered into an exclusive worldwide fragrance license for the Roberto Cavalli brand, effective July 6, 2023. Based in Florence, Interparfums Italia, the Company’s wholly owned subsidiary, will manage the Cavalli fragrance business, in keeping with the Company’s strategy to develop an Italian brand hub.

Established in 1970, Roberto Cavalli is a globally recognized Italian luxury lifestyle brand incorporating apparel for women, men and children, fashion accessories, home collections, and fragrances. Roberto Cavalli fragrances debuted in 2002 introducing the first of a series of successful initiatives under the Roberto Cavalli and Just Cavalli brands.

Roberto Cavalli scents are sophisticated, luxurious, and flamboyant while Just Cavalli fragrances are designed to appeal to contemporary, urban customers that are young or young at heart. In addition to the two core lines the house launched the Roberto Cavalli Gold Collection, an ultra-premium fragrance collection, in 2014. Cavalli fragrances are distributed globally, with a concentration in Europe, the Middle East and the United States.

Jean Madar, Chairman and Chief Executive Officer of Inter Parfums, Inc. noted, “We are enthusiastic about the potential of our partnership with Cavalli and its creative director, Fausto Puglisi. We will modernize and elevate the fragrance portfolio, build out a powerful global brand presence along with a robust omni-channel reach, strengthening visibility and improve shelf space. Our current plans call for brand extensions in 2024 and a new blockbuster scent for women in 2025. It is natural that the Cavalli brand be based in Italy utilizing our Florence resources, staff and infrastructure, which will be a long-term competitive advantage.”

Sergio Azzolari, Chief Executive Officer of Roberto Cavalli, commented, “We are looking forward to our partnership with Inter Parfums as they represent excellence in the fragrance business. Fragrances and beauty are an important pillar for the Roberto Cavalli brand to reach more of our customers within the Roberto Cavalli universe, and we can’t think of a better partner. Inter Parfums has a significant track record in supporting brands in their upward trajectories, combining global excellence and capabilities with a strong understanding of the Italian luxury business. Inter Parfums strongly believes in our brands’ potential, and we will work together to develop and grow this business combining commitment, focus and innovation.”

About Inter Parfums, Inc.:

Operating in the global fragrance business since 1982, Inter Parfums, Inc. produces and distributes a wide array of prestige fragrance and fragrance-related products under license agreements with brand owners. The Company manages its business in two operating segments, European based operations, through their 72% owned subsidiary, Interparfums SA, and United States based operations.

The portfolio of prestige brands includes Abercrombie & Fitch, Anna Sui, Boucheron, Coach, Donna Karan, DKNY, Ferragamo, Graff, GUESS, Hollister, Jimmy Choo, Karl Lagerfeld, Kate Spade, MCM, Moncler, Montblanc, Oscar de la Renta, Roberto Cavalli, S.T. Dupont, Ungaro, and Van Cleef & Arpels, whose products are distributed in over 120 countries around the world through an extensive and diverse network of distributors. Inter Parfums, Inc. is also the registered owner of several trademarks including Lanvin and Rochas.

About Roberto Cavalli:

Founded in 1970, Roberto Cavalli is a leading Italian brand in fashion, accessories and luxury lifestyle. Defined by a glamorous contemporary aesthetic, the brand is the quintessential expression of Italian excellence, craftsmanship and its Mediterranean origins. The Roberto Cavalli portfolio is positioned within the luxury segment and includes the Home, Junior, Eyewear, Perfumes, Watches and Just Cavalli collections. Roberto Cavalli SpA is currently controlled by Vision Investment Co. LLC. www.robertocavalli.com

Forward-Looking Statements:

Statements in this release which are not historical in nature are forward-looking statements. Although we believe that our plans, intentions and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. In some cases, you can identify forward-looking statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would,” or similar words. You should not rely on forward-looking statements, because actual events or results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, the risks and uncertainties discussed under the headings “Forward Looking Statements” and “Risk Factors” in Inter Parfums' annual report on Form 10-K for the fiscal year ended December 31, 2022 and the reports Inter Parfums files from time to time with the Securities and Exchange Commission. Inter Parfums does not intend to and undertakes no duty to update the information contained in this press release.

Contact at Inter Parfums, Inc.	-or-	Investor Relations Counsel
Michel Atwood, CFO		The Equity Group Inc.
(212) 983-2640		Karin Daly (212) 836-9623/ kdaly@equityny.com
matwood@interparfumsinc.com		Linda Latman (212) 836-9609/ llatman@equityny.com
www.interparfumsinc.com		www.theequitygroup.com

Contact at Roberto Cavalli:
Salvatore Caliendo
s.caliendo@robertocavalli.com